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
                                                                                                 Exhibit 99.2
BUSINESS INFORMATION
                                                                                   Return on
                                             Earnings            Revenue        Assigned Capital      Average Assets
Three months ended March 31 -           --------------------------------------------------------------------------------
Dollars in millions                         1999      1998     1999      1998   1999      1998          1999       1998
------------------------------------------------------------------------------------------------------------------------
PNC Regional Bank                           $150      $135     $558      $543     21%       19%      $39,383    $38,800
Asset Management
   PNC Advisors                               36        25      182       109     26        27         3,249      2,655
   BlackRock                                  12         8       88        70     41        46           400        293
   PFPC Worldwide                             11         9       54        43     44        43           268        218
------------------------------------------------------------------------------                     ---------------------
       Total asset management                 59        42      324       222     31        33         3,917      3,166
Wholesale
   PNC Institutional Bank                     28        23      101        87     17        16         9,638      8,334
   PNC Secured Finance                        27        25       71        50     19        27         8,202      5,294
   PNC Mortgage                               11         6      101        74     10        10         7,084      3,826
------------------------------------------------------------------------------                     ---------------------
       Total wholesale                        66        54      273       211     16        18        24,924     17,454
------------------------------------------------------------------------------                     ---------------------
   Total businesses                          275       231    1,155       976     21        20        68,224     59,420
Other                                         18        38       92       174                          8,734     12,721
------------------------------------------------------------------------------                     ---------------------
                                             293       269    1,247     1,150     21        21        76,958     72,141
Gain on sale of credit card business         125                193
Gain on sale of equity interest in
    Electronic Payment Services               63                 97
Valuation adjustments                        (92)              (142)
Costs related to efficiency                  (64)
initiatives
------------------------------------------------------------------------------                     ---------------------
   Total consolidated                       $325      $269   $1,395    $1,150     23        21       $76,958    $72,141
------------------------------------------------------------------------------------------------------------------------

PNC REGIONAL BANK - PNC Regional Bank provides credit, leasing, treasury management and capital markets products and services to mid-sized and small businesses as well as credit, deposit, branch-based brokerage and electronic banking products and services to retail customers primarily within PNC Bank's geographic footprint.

PNC ADVISORS - PNC Advisors offers personalized investment management, high-end brokerage, personal trust, estate planning and traditional banking services to affluent and wealthy individuals; and investment management, trust and administrative services to pensions, 401(k) plans and charitable organizations.

BLACKROCK - BlackRock offers fixed income, domestic and international equity, and liquidity investment products, and utilizes technology-based risk management capabilities to provide investment advisory and asset management capabilities for a wide range of institutional and retail customers.

PFPC WORLDWIDE - PFPC Worldwide provides a wide range of accounting, administration, transfer agency, custody, securities lending and integrated banking services to mutual funds, pension and money fund managers, partnerships, brokerage firms, insurance companies and banks, both domestically and globally.

PNC INSTITUTIONAL BANK - PNC Institutional Bank provides credit, treasury management and capital markets products and services to corporations, institutions and government entities.

PNC SECURED FINANCE - PNC Secured Finance is engaged in commercial real estate finance, including loan origination, securitization and servicing; asset-based financing, including lending, syndication and treasury management services; and equipment lease financing to a wide range of customers nationally.

PNC MORTGAGE - PNC Mortgage originates, purchases and services residential mortgages and related products, and securitizes and sells residential mortgages as private-label mortgage-backed securities and performs master servicing of those securities for investors.

OTHER - Other reflects differences between total business results and consolidated financial results primarily due to differences between management accounting practices and generally accepted accounting principles; divested businesses, including credit card and corporate trust and escrow that were sold, and certain institutional lending businesses that have been exited; venture capital activities; the benefit of gains associated with sales of equity interests to management of BlackRock and PFPC Worldwide; eliminations and unassigned items.